                                                                       Exhibit C

                                ESCROW AGREEMENT

THIS AGREEMENT made in triplicate this 16th day of December, 1997

AMONG:

                         NEWBRIDGE NETWORKS CORPORATION
                        KANATA RESEARCH PARK CORPORATION
                              TERENCE H. MATTHEWS
                                 JOHN C. SELWYN
            (hereinafter collectively called the "Security Holders")

                                      and

                        MONTREAL TRUST COMPANY OF CANADA
                    (hereinafter called the "Escrow Agent")

                                      and

                         CROSSKEYS SYSTEMS CORPORATION
                       (hereinafter called the "Issuer")

     WHEREAS in furtherance of complying with the requirements of the Securities Act (Ontario), the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be acquired by them;

     AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

     NOW THEREFORE this Agreement witnesses that in consideration of the foregoing agreements, and of the sum of one dollar ($1.00) now paid by the parties hereto, each to the other (receipt of which sum the parties hereby respectively acknowledge each to the other), the Security Holders jointly and severally covenant and agree with the Issuer and with the Escrow Agent and the Issuer and the Escrow Agent covenant and agree each with the other and with the Security Holders jointly and severally as follows:

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                                      -2-

1. Each of the Security Holders hereby places and deposits in escrow those securities of the Issuer which are represented by the certificates described or referred to in Schedule "A" hereto (the "Escrowed Shares") with the Escrow Agent and undertakes and agrees forthwith to deliver those Escrowed Shares (including any replacement securities or certificates if and when such are issued or allotted) to the Escrow Agent for deposit in escrow to be held by the Escrow Agent on and subject to the terms of this Agreement. The Escrow Agent shall not be responsible for ensuring that any securities or certificates representing the same are delivered to it and shall incur no liability whatsoever should the Security Holders or any of them fail to perform their or its duties in accordance with this paragraph.

2. Subject to section 4 of this Agreement, the Security Holders and the Issuer agree that the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the express consent, order or direction in writing of the Ontario Securities Commission (hereinafter referred to as the "Commission") being first obtained or except as may be required by reason of the death or bankruptcy of any Security Holder, in which cases the Escrow Agent shall hold the said certificates subject to this agreement, for whatever person, firm or corporation shall be legally entitled to be or become the registered owner thereof.

3. The Security Holders direct the Escrow Agent to retain their respective Escrowed Shares and the certificates (including any replacement securities or certificates) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof except in accordance with sections 2 and 4 of this Agreement. The Escrow Agent accepts the responsibilities placed on it by this Agreement and agrees to perform the same in
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                                      -3-

     accordance with the terms hereof and the written consents, orders or directions of the Commission. The Escrow Agent agrees to hold separate the Escrowed Shares and the certificates representing them from all other securities and other property owned or held by it.

4. The Escrowed Shares shall be released from this Agreement and the Escrow Agent shall be authorized to release certificates representing the Escrowed Shares as follows:

     (a) 10% of the Escrowed Shares shall be released to the Security Holders immediately after the date (the "Initial Release Date") which is nine months after the date on which the receipt for the final prospectus relating to the offering of common shares is received from the Commission;

     (b) 20% of the Escrowed Shares shall be released to the Security Holders on each of the first, second and third anniversaries of the Initial Release Date; and

     (c) 30% of the Escrowed Shares shall be released to the Security Holders on the date which is the fourth anniversary of the Initial Release Date.

     The Issuer agrees to promptly provide to the Escrow Agent a copy of the receipt referred to in subsection 4(a) above. The Escrow Agent shall then forthwith notify in writing each of the Security Holders of the Initial Release Date of the Escrowed Shares.

5. If during the period in which any of the Escrowed Shares are retained in escrow pursuant to this Agreement, any dividend (other than a stock dividend) or other distribution upon the liquidation or winding up of the Issuer is received by the Escrow Agent in respect of the Escrowed Shares, any such dividend or distribution shall be forthwith paid or transferred to the respective Security Holders entitled thereto.

6. All voting rights attached to the Escrowed Shares shall at all times be exercised by the respective registered owners thereof.

7. The acceptance by the Escrow Agent of its duties and obligations under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

     (a) the Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any securities deposited with it;

     (b) the Escrow Agent shall be protected in acting and relying upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it by or on behalf of the Security Holders, the Issuer or the Commission, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information contained therein which it in good faith believes to be genuine and what it purports to be;

     (c) except for acts of gross negligence or wilful misconduct the Escrow Agent shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law and the Security Holders and the Issuer jointly and severally agree to indemnify and save harmless the Escrow Agent from and against all claims, demands, actions, suits or other proceedings by whomsoever made, prosecuted or brought and from all losses, costs, damages and expenses in any manner based upon, occasioned by or attributable to any act of the Escrow Agent in the execution of its obligations hereunder; this indemnity shall survive resignation or removal of the Escrow Agent and termination of this Agreement;

     (d) the Escrow Agent may consult with and obtain advice from legal counsel or other experts in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting and relying in good faith in accordance with the opinion and instructions of such counsel or other expert and the cost for such services shall be added to and be part of the Escrow Agent's fees hereunder; and

     (e) the Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing and signed by the Issuer and the Security Holders, and, if applicable, the Commission, and, if the Escrow Agent's duties or indemnities herein are affected, unless it shall have given its prior written consent thereto. For greater certainty the Escrow Agent shall have no obligation to take any action to obtain any consent of the Commission relating to the release of any escrowed securities.

8. The Issuer acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance. The Issuer agrees to pay all proper fees of the Escrow Agent and to reimburse the Escrow Agent for all necessary and proper disbursements incurred by the Escrow Agent pursuant to this Agreement.

9. If the Escrow Agent should wish to resign, it shall give at least three months' notice to the Issuer, which may, with the written consent of the Commission, by writing appoint another escrow agent in its place and such appointment shall be binding on the Security Holders and the new escrow agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

10.  The release of all or part of the Escrowed Shares from escrow pursuant to section 2 or section 4 of this Agreement shall terminate this Agreement only in respect to those Escrowed Shares so released. For greater certainty, this clause does not apply to securities transferred within escrow.

11. Any notice required or permitted to be given hereunder shall be delivered or, except in the event of an actual or threatened postal disruption or strike, given by prepaid registered mail or certified mail or by facsimile transmission as follows:

     (a)  in the case of the Security Holders, to:

          Newbridge Networks Corporation
          600 March Road
          Kanata, Ontario K2K 2E6

          Attention: Corporate Secretary
          Facsimile: (613) 591-0002

     (b)  John C. Selwyn
          c/o Crosskeys Systems Corporation
          Crosskeys Centre
          350 Terry Fox Drive
          Kanata, Ontario K2K 2W5

          Attention: General Counsel
          Facsimile: (613) 599-2350

     (c)  in the case of the Escrow Agent, to:

          Montreal Trust Company of Canada
          151 Front Street
          8th Floor
          Toronto, Ontario
          M5J 2N1

          Attention: Senior Manager, Client Services
          Facsimile: (416) 981-9800

     (d)  in the case of the Issuer, to:

          Crosskeys Systems Corporation
          350 Terry Fox Drive
          Kanata, Ontario
          K2K 2W5

          Attention: General Counsel
          Facsimile: (613) 599-2350

     (e)  Terence H. Matthews
          c/o Kanata Research Park Corporation
          600 March Road
          Kanata, Ontario
          K2K 2E6

          Attention: General Counsel
          Facsimile: (613) 591-0018

Any notice given by personal delivery shall be conclusively deemed to have been given on the day of the actual delivery thereof, or if by mail on the third business day following the deposit thereof with postal authorities, or if by telecopier on the date of transmission thereof except where transmitted after 4:00 p.m. in which case it shall be deemed to have been given on the next following business day.

12. This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts if more than one shall be read together and construed as if all the signing parties had executed one copy of this Agreement.

13. Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

14. This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and assigns.

     IN WITNESS whereof the parties hereto have executed these presents this day of December, 1997.


                                       NEWBRIDGE NETWORKS CORPORATION


                                       Per:      [SIGNATURE]
                                            ----------------------
                                       Name:
                                       Title: Secretary


                                       Per:
                                            ----------------------
                                       Name:
                                       Title:



                                       KANATA RESEARCH PARK CORPORATION


                                       Per:      [SIGNATURE]
                                            ----------------------
                                       Name:
                                       Title: Corporate Secretary


                                       Per:
                                            ----------------------
                                       Name:
                                       Title:
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                                      -9-

-----------------  ------------------
WITNESS            TERENCE M. MATTHEWS


-----------------  ------------------
WITNESS            JOHN C. SELWYN



                   MONTREAL TRUST COMPANY OF CANADA

                   Per:
                   --------------------------------
                   Name:
                   Title:


                   Per:
                   --------------------------------
                   Name:
                   Title:


                   CROSSKEYS SYSTEMS CORPORATION

                   Per:
                   --------------------------------
                   Name:
                   Title:


                   Per:
                   --------------------------------
                   Name:
                   Title:

                                  SCHEDULE "A"


                           Beneficial              Number of         Certificate
Holder                       Owner                 Securities          Number
--------------------------------------------------------------------------------
Newbridge Networks       Newbridge Networks        4,516,621              *
Corporation              Corporation
--------------------------------------------------------------------------------
Kanata Research          Terence Matthews          2,006,509              *
Park Corporation
--------------------------------------------------------------------------------
Terence Matthews         Terence Matthews &        1,005,665              *
                         Ann Matthews
--------------------------------------------------------------------------------
John Selwyn              John Selwyn &               812,644              *
                         Sheryl Selwyn
--------------------------------------------------------------------------------

* The share certificate numbers are currently subject to change and will be forwarded once new share certificates have been issued by the Issuer.